Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 24, 2000 relating to the financial statements for the year ended January 31, 2000, which appears in Aphton Corporation's Transitional Report on Form 10-K for the eleven months ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                  /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii
July 8, 2002